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                                   SECURITIES AND EXCHANGE COMMISSION
                                         WASHINGTON, D.C. 20549
                                                FORM 8-K


                                             CURRENT REPORT
                                 Pursuant to Section 13 or 15(d) of the
                                     Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported):  September 30, 1999



                                          THE MEAD CORPORATION
                         (Exact name of registrant as specified in its charter)


                  Ohio                              1-2267           31-0535759
    (State or other Jurisdiction   (Commission File Number)   (I.R.S. Employer
         of Incorporation)                                   Identification No.)


                                         MEAD WORLD HEADQUARTERS
                                       COURTHOUSE PLAZA NORTHEAST
                                           DAYTON, OHIO 45463
                                (Address of principal executive offices)


                                              937-495-6323
                           Registrant's telephone number, including area code







                                             Not Applicable
                  (Former name or former address, if changed since last report)




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

Item 5.           Other Events.

         The Mead Corporation through Mead Acquisition Corporation, a wholly owned subsidiary, announced on September 30, 1999 the signing of a definitive agreement and plan of merger to acquire the common stock of Cullman Ventures, Inc. for approximately $550 million in cash. Cullman Ventures, Inc. owns and operates AT-A-GLANCE group which produces, manufactures and markets dated and time management products, calendars and posters. Cullman Ventures, Inc. will operate as a wholly owned subsidiary within the School and Office Products division upon completion of the transaction. Mead intends to finance the acquisition with cash and debt.

         Attached hereto as Exhibit 1.1 is a press release dated
September 30, 1999 detailing the above, which is incorporated herein by reference.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         1.1      Press release dated September 30, 1999.

                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 1, 1999


THE MEAD CORPORATION
--------------------
    (Registrant)




By:      TIMOTHY R. MCLEVISH
         _____________________________________
         Timothy R. McLevish
         Vice President, Finance and Treasurer

                                              EXHIBIT INDEX




Exhibit           Description                                           Page
-------           -----------                                           ----
1.1               Press release dated September 30, 1999.                4-5

                                                                     Exhibit 1.1
                      Mead To Acquire AT-A-GLANCE Group
             ___________________________________________________

       Nation's Leading Dated and Time Management Products Company Strengthens
                     Mead's School & Office Products Business
                            _____________________

Broadens Product Offerings and Enhances Distribution Channels

DAYTON, OH. SEPTEMBER 30, 1999 - The Mead
Corporation (NYSE:MEA) announced today that it has agreed to acquire the AT-A-GLANCE Group of Cullman Ventures, Inc. for a purchase price of approximately $550 million in cash. Subject to regulatory approval, the acquisition is expected to close in the fourth quarter of 1999. Upon completion, AT-A-GLANCE will become a wholly owned subsidiary of The Mead Corporation.


AT-A-GLANCE is a leading producer and marketer of dated and time management products. The addition of AT-A-GLANCE, which produces, manufactures and markets wire-bound diaries and appointment books, desk and wall calendars, posters, organizers, planners and related accessories, represents another step in Mead's stated strategy of growing the company's core businesses of coated and specialty papers, packaging and paperboard, and school and office products.

Headquartered in Sidney, New York, the AT-A-GLANCE Group of Cullman Ventures had annual sales of approximately $325 million and EBITDA (earnings before interest, taxes, depreciation and amortization) of approximately $70 million in the fiscal year ended January 31, 1999. The company's sales have doubled over the past four years, primarily as a result of product development and strategic acquisitions.

"As a leader in its product segment with a superb brand name and outstanding distribution capabilities, acquiring AT-A-GLANCE is an extremely attractive opportunity for us to substantively enhance Mead School & Office Products," said Jerry Tatar, Mead chairman, president and chief executive officer. "AT-A-GLANCE enables us to offer our current mass retail customers an expanded portfolio of dated and time management products with a widely recognized brand name."

Tatar continued, "AT-A-GLANCE also brings Mead a broad multi-channel distribution system and in particular, strengthens our position in office products channels, including office superstores, and commercial and contract stationers. This expanded presence in office products complements our existing relationships with mass retailers. The combined distribution system should enhance the marketing and sales of our key products, including school supplies, time-management products and computer accessories. We expect the new organization to achieve market-related and cost synergies of about $25 million per year."

Doug Willies, president of AT-A-GLANCE said, "We are extremely pleased to be joining Mead, a company with a strong heritage of providing its customers with high-quality, market-leading products. In partnering with a complementary organization, we expect to further strengthen the AT-A-GLANCE office products business and better execute our growth plans in the related consumer products areas. We look forward to working with our new colleagues."

Following the acquisition, AT-A-GLANCE will join the Mead School & Office Products division, a leading manufacturer and distributor of school supplies and a provider of stationery products and computer accessories for home and office use in the U.S. and Canada.

AT-A-GLANCE, with 1,800 employees, manufactures and markets calendars, diaries, appointment books, organizers and related time management and information products for the office products channel and coloring products, decorative calendars, posters and other print media products for retail distribution. AT-A-GLANCE's products are marketed under the widely recognized AT-A-GLANCE brand. Its sub-brands Day Minder, Standard Diary, Timeline, Landmark, Day Dream and Hometown are promoted under the AT-A-GLANCE umbrella to specific markets.

The Mead Corporation, a $3.8 billion forest products company, is one of the leading North American producers of coated paper, specialty paper, coated paperboard and school and office products, a world leader in multiple packaging, and a high-quality, low-cost producer of corrugating medium. Supported by world-class assets and a solid mix of businesses, Mead has the capacity to produce 1.9 million tons of paper and
1.8 million tons of paperboard annually. For additional information about Mead, visit www.mead.com on the Internet.

Certain statements in this news release are forward-looking statements. These statements include risks, uncertainties and expected cost savings. Actual results may differ. Certain factors that could cause actual results to differ are described in the company's annual report on Form 10-K for the year ended December 31, 1998, and in quarterly reports on Form 10-Q filed in 1999.